UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    July 8, 2003

DAUPHIN TECHNOLOGY, INC.

(Exact name of Registrant as specified in its charter)

ILLINOIS	033-21537-D	87-0455038
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer Number)
of Incorporation or Organization)	Number)

800 E. Northwest Hwy., Suite 950, Palatine, IL 60067

(Address of principal executive offices, including Zip Code)

(847) 358 4406

(Registrant’s telephone number, including area code)

ITEM 4.    CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANTS.

On June 25, 2003, the Registrant’s principal auditor, Grant Thornton LLP (“Grant Thornton”) resigned and ceased its client-auditor relationship with the Registrant. The Registrant is in the process of engaging new independent certified public accountants.

During the Registrant’s two most recent completed fiscal years ended December 31, 2000 and 2001, respectively (the “Prior Fiscal Years”), and the interim period from January 1, 2002 to June 25, 2003 (the “Interim Period”), Grant Thornton did not issue any adverse opinions or disclaimers of opinion or qualify or modify an opinion as to the uncertainty, audit scope, or accounting principles, except that the reports of Grant Thornton included a reference to a substantial doubt about the Registrant’s ability to continue as a going concern.

During the Prior Fiscal Years and the Interim Period, the Registrant has had no disagreement with Grant Thornton as to any matter of accounting principles or practices, financial statements disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Grant Thornton would have caused it to make reference to the subject matter of such disagreement in connection with its reports for the Prior Fiscal Years.

There were no “Reportable Events”, as such term is defined in Item 302 of Regulation S-K, during either (i) the Prior Fiscal Years or (ii) the Interim Period.

The Registrant has requested that Grant Thornton review the foregoing disclosure and provide a letter addressed to the Securities and Exchange Commission stating whether they agree with the above statements and, if not, stating in what respects they do not agree. Grant Thornton’s letter is included as an exhibit to this Report on Form 8-K.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

16. Letter from Grant Thornton to the United States Securities and Exchange Commission, dated June 30, 2003, relating to the change in certifying accountants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dauphin Technology, Inc.

By:	/S/ ANDREW J. KANDALEPAS
Andrew J. Kandalepas Chief Executive Officer

Dated: July 8, 2003